Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
THIRD QUARTER 2008 RESULTS

DALLAS, TEXAS (October 28, 2008) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the third quarter and nine months ended September 30, 2008.

For the third quarter of 2008, net patient service revenue increased 65.5% to $165.2 million, compared with $99.8 million for the third quarter of 2007.  The Company’s income from continuing operations for the third quarter of 2008 was $6.3 million, or $0.19 per diluted share, as compared with $3.9 million, or $0.12 per diluted share, for the third quarter of 2007.  The Company’s net income for the third quarter of 2008 was $5.9 million, or $0.18 per diluted share, as compared with $3.1 million, or $0.09 per diluted share, for the third quarter of 2007.

For the nine months ended September 30, 2008, net patient service revenue increased 51.6% to $448.8 million, compared with $296.1 million for the third quarter of 2007.  The Company’s income from continuing operations for the first nine months of 2008 was $13.9 million, or $0.42 per diluted share, compared with income from continuing operations for the same nine-month period of 2007 of $13.7 million, or $0.41 per diluted share.  The Company’s net income for the nine months ended September 30, 2008 was $9.1 million, or $0.27 per diluted share, as compared with $10.9 million, or $0.33 per diluted share for the nine months ended September 30, 2007.

In March 2008, the Company completed the acquisition of VistaCare, Inc.  The Company’s financial results for the third quarter of 2008 include the operations of VistaCare while the financial results for the nine months ended September 30, 2008, include only seven full months of VistaCare operations.

During the third quarter of 2008, the Company incurred expenses of approximately $2.0 million, pre-tax, related to the ramp down of VistaCare’s corporate office and the integration of VistaCare’s operations, which reduced income from continuing operations for the third quarter of 2008 by approximately $0.04 per diluted share.  The Company anticipates that these ramp down and integration expenses will continue to decrease and be fully eliminated by the end of the year.  In addition, the Company incurred approximately $1.8 million, pre-tax, of ramp up expenses during the third quarter of 2008 to handle the incremental work related to the transfer of the VistaCare corporate functions to the Company’s Support Center.  The Company anticipates that ramp up expenses will increase by approximately $1.0 million, pre-tax, in the fourth quarter, or a total of approximately $2.8 million, pre-tax, at which time the ramp up of the Support Center should be substantially complete.

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ODSY Announces Third Quarter 2008 Results

October 28, 2008

Income from continuing operations during the third quarter was positively impacted by approximately $0.4 million, pre-tax, due to a reduction in the Company’s prior year Medicare cap contractual based on actual cap assessments received by the Company from its Medicare fiscal intermediaries for the 2006 Medicare cap year.  Also, during the third quarter the Company consolidated several of its Odyssey and VistaCare programs operating in overlapping markets to take advantage of certain synergies in those markets, which resulted in the Company realizing in the third quarter of 2008 a reduction of approximately $1.7 million, pre-tax, in the Company’s year to date Medicare cap contractual.  On a going forward basis, the Company expects its Medicare cap contractual to run approximately 1.5% of gross revenue for the remainder of 2008 and into 2009.

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “I am pleased with the results for the third quarter and the progress we have made in integrating VistaCare and in implementing our 2008 operating initiatives.  During the third quarter, we substantially completed the transition of the VistaCare corporate functions to our Dallas Support Center and the transition of all of the VistaCare program sites to our information systems.  We are still continuing with the process of ramping up our Support Center operations, which should be completed during the fourth quarter of 2008.

“With respect to our progress on our 2008 operating initiatives, we had good patient volume during the third quarter.  Our average daily census increased on a sequential basis from 12,212 for the second quarter of 2008 to 12,329 for the third quarter of 2008.   In addition, we continued to make progress on our operating cost initiatives.  On a per patient day of care basis, adjusted operating expense for the third quarter of 2008, which excludes ramp down expenses and depreciation and amortization expenses, were $131.72, an increase of only 0.3% over adjusted operating expenses per patient day of care of $131.33 for the third quarter of 2007.”

Odyssey also announced that on October 1, 2008 it entered into a joint venture with Valley Baptist Medical Center to operate a hospice program in the Brownsville-McAllen, Texas area.  The joint venture results in the combination of Odyssey’s existing hospice program and Valley Baptist Medical Center’s Sandi Jo Funk Hospice into a single hospice program operated by the joint venture and managed by Odyssey.  Commenting on the joint venture, Mr. Lefton said, “We are excited by the opportunity presented by the combination of two outstanding hospice programs to serve the communities in the Rio Grande Valley.”

Conference Call
Odyssey will host a conference call to discuss the third quarter 2008 results on Wednesday, October 29, 2008, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

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ODSY Announces Third Quarter 2008 Results

October 28, 2008

Adjusted operating expense per patient day of care, which excludes expenses related to the ramp down of VistaCare’s corporate office and the integration of VistaCare’s operations and depreciation and amortization expenses, is a non-GAAP financial statistic and is reconciled to the comparable GAAP financial statistic in the table of Unaudited Selected Operating Data included in this press release.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; the Company’s ability to successfully integrate the acquisition of VistaCare, Inc.; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2008 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates;  changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Third Quarter 2008 Results

October 28, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Continuing Operations: (1)
Admissions	11,843	7,725	34,735	24,146
Discharges	11,732	7,753	34,297	24,034
Average daily census	12,329	7,676	11,226	7,649
Discharge average length of stay	86.4	87.7	85.5	85.2
Gross revenue per patient day	$150.83	$147.33	$150.93	$147.98
Medicare cap as % of gross revenue	0.7%	0.9%	0.8%	1.1%
Net revenue per patient day	$145.68	$141.38	$145.90	$141.78
Operating expense per patient day	$135.25	$133.42	$137.49	$132.36
Adjusted operating expense per patient day(2)	$131.72	$131.33	$133.09	$130.32
Bad debt expense as % of net revenue	1.6%	1.3%	1.7%	1.0%

Same-Facility: (3)
Admissions	7,801	7,086	24,381	22,207
Average daily census	7,242	6,823	6,973	6,872
Average length of stay	75.7	86.6	75.6	85.3

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)
Adjusted operating expense per patient day for the three months and nine months ended September 30, 2008 excludes ramp down and integration expenses of $1.80 and $2.50 per patient day of care, respectively, and depreciation and amortization expenses of $1.73 and $1.90 per patient day of care, respectively.  Adjusted operating expense per patient day for the three months and nine months ended September 30, 2007 excludes depreciation and amortization expenses of $2.09 and $2.04 per patient day of care, respectively.

(3)
Same-facility information includes hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.  This information excludes VistaCare operations and any Odyssey sites that have been consolidated with VistaCare sites.

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ODSY Announces Third Quarter 2008 Results

October 28, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net patient service revenue	$165,241	$99,836	$448,766	$296,067
Operating expenses:
Direct hospice care	97,144	58,152	262,975	173,545
General and administrative – hospice care	33,035	21,392	94,856	62,790
General and administrative – support center	18,694	11,876	51,431	32,764
Provision for uncollectible accounts	2,573	1,324	7,803	3,038
Depreciation	1,903	1,398	5,609	4,060
Amortization	65	75	232	203
Income from continuing operations before other income (expense)	11,827	5,619	25,860	19,667

Other income (expense):
Loss on write-down of property	(150)	(211)	(150)	(211)
Interest income	362	600	1,552	1,857
Interest expense	(2,058)	(56)	(5,379)	(152)
Minority interest in earnings of consolidated subsidiaries	(135)	–	(115)	–
	(1,981)	333	(4,092)	1,494
Income from continuing operations before provision for income taxes	9,846	5,952	21,768	21,161
Provision for income taxes	3,530	2,051	7,839	7,466
Income from continuing operations	6,316	3,901	13,929	13,695
Loss from discontinued operations, net of tax	429	840	4,857	2,801
Net income	$5,887	$3,061	$9,072	$10,894

Income (loss) per common share:
Basic:
Continuing operations	$0.19	$0.12	$0.43	$0.41
Discontinued operations	(0.01)	(0.03)	(0.15)	(0.08)
Net income	$0.18	$0.09	$0.28	$0.33
Diluted:
Continuing operations	$0.19	$0.12	$0.42	$0.41
Discontinued operations	(0.01)	(0.03)	(0.15)	(0.08)
Net income	$0.18	$0.09	$0.27	$0.33

Weighted average shares outstanding:
Basic	32,670	32,732	32,656	33,179
Diluted	33,052	32,891	33,227	33,337

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ODSY Announces Third Quarter 2008 Results

October 28, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	Sept. 30, 2008	Dec. 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$53,690	$12,386
Short-term investments	–	49,793
Accounts receivable from patient services, net of allowance for uncollectible accounts of $8,851 and $4,363 at September 30, 2008 and December 31, 2007, respectively	139,195	77,433
Income taxes receivable	1,477	1,968
Deferred tax asset	2,921	1,400
Prepaid expenses and other current assets	10,010	5,414
Assets of discontinued operations	2,222	2,830
Total current assets	209,515	151,224
Property and equipment, net of accumulated depreciation	24,590	21,757
Goodwill	207,825	98,179
Long-term investments	16,676	–
Other assets	2,010	–
Intangibles, net of accumulated amortization	7,065	4,049
Total Assets	$467,681	$275,209

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,718	$6,109
Accrued compensation	30,331	16,797
Accrued nursing home costs	23,277	14,146
Accrued Medicare cap contractual adjustments	29,714	21,682
Other accrued expenses	42,475	17,445
Current maturities of long-term debt	6,500	1
Total current liabilities	139,015	76,180
Long-term debt, less current maturities	120,250	–
Deferred tax liability	9,964	14,041
Other liabilities	1,514	1,256
Minority interests in equity of consolidated subsidiaries	1,775	895
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,149,540 and 38,063,439 shares issued at September 30, 2008 and December 31, 2007, respectively, and 32,802,468 and 32,716,367 shares outstanding at September 30, 2008 and December 31, 2007, respectively	38	38
Additional paid-in capital	116,987	113,339
Retained earnings	148,486	139,414
Accumulated other comprehensive loss	(394)	–
Treasury stock, at cost, 5,347,072 shares held at September 30, 2008 and December 31, 2007	(69,954)	(69,954)
Total stockholders’ equity	195,163	182,837
Total Liabilities and Stockholders’ Equity	$467,681	$275,209

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ODSY Announces Third Quarter 2008 Results

October 28, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2008	2007
Operating Activities:
Net income	$9,072	$10,894
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	4,857	2,801
Minority interest	115	–
Loss on write-down of property	150	211
Depreciation and amortization	5,841	4,263
Amortization of debt issue costs	704	84
Stock-based compensation	3,403	3,177
Deferred tax expense (benefit)	1,678	(912)
Tax benefit realized for stock option exercises	(16)	(132)
Provision for uncollectible accounts	7,803	3,038
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(28,536)	(18,010)
Other current assets	(1,133)	6,652
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	6,260	(2,165)
Net cash provided by operating activities	10,198	9,901

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(122,259)	(1,878)
Cash received from the sale of hospice programs	210	552
Decrease in investments	32,693	16,076
Purchase of property and equipment	(2,788)	(8,483)
Net cash (used in) provided by investing activities	(92,144)	6,267

Financing Activities:
Proceeds from issuance of common stock	246	890
Cash received from sale of partnership interests	554	–
Tax benefit realized for stock option exercises	16	132
Purchases of treasury stock	–	(13,909)
Payments of debt issue costs	(4,315)	(357)
Proceeds from issuance of debt	130,000	–
Payments on debt	(3,251)	(1)
Net cash provided by (used in) financing activities	123,250	(13,245)

Net increase in cash and cash equivalents	41,304	2,923
Cash and cash equivalents, beginning of period	12,386	7,572
Cash and cash equivalents, end of period	$53,690	$10,495

Supplemental Cash Flow Information:
Interest paid	$4,475	$67
Income taxes paid	$1,524	$3,156

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